                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 15, 2000

                      CITICORP VENTURE CAPITAL LTD.




                      By: /s/ Helene Shavin
                         -----------------------------
                         Name: Helene Shavin
                         Title: Vice President



                      CITIBANK, N.A.



                      By: /s/ Kenneth S. Cohen
                         --------------------------------------------
                         Name: Kenneth S. Cohen
                         Title: Assistant Secretary



                      CITICORP



                      By: /s/ Kenneth S. Cohen
                         --------------------------------------------
                         Name: Kenneth S. Cohen
                         Title: Assistant Secretary



                      CITIGROUP HOLDINGS COMPANY.



                      By: /s/ Kenneth S. Cohen
                         --------------------------------------------
                         Name:  Kenneth S. Cohen
                         Title: Assistant Secretary




                      CITIGROUP INC.



                      By: /s/ Joan Caridi
                         --------------------------------------------
                         Name:  Joan Caridi
                         Title: Assistant Secretary